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USinternetworking, Inc.

(Name of Registrant, as Specified In Its Charter, and Person Filing Proxy Statement)

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USinternetworking, Inc.
One USi Plaza
Annapolis, Maryland 21401-7478

To Our Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of USinternetworking, Inc. (the “Company”) at the Maryland Hall for the Creative Arts, 801 Chase Street, Annapolis, Maryland 21401, on Wednesday, May 23, 2001 at 3:00 p.m. At the meeting, stockholders will consider and vote on the following proposals:

Proposal 1:	The election of Frank A. Adams, Stephen E. McManus, Andrew A. Stern and John H. Wyant as Class II directors for three-year terms expiring at the 2004 annual meeting; and

Proposal 2:	Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2001 fiscal year.

      The stockholders will also transact such other business, if any, which may be properly brought before the annual meeting.

      If you were a stockholder at the close of business on April 2, 2001, you may vote at the annual meeting.

      Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us in the envelope provided or by following the instructions on the card to vote by telephone or via the Internet.

      This proxy statement provides you with detailed information about the proposals to be voted on at the meeting. Included with this proxy statement is a copy of the Company’s 2000 Annual Report on Form 10-K which provides you with additional information about the Company. We encourage you to read the proxy statement and the other enclosed information carefully.

      We look forward to seeing you at the meeting.

Andrew A. Stern
Chief Executive Officer and Director

Annapolis, Maryland

April 26, 2001

USinternetworking, Inc.
One USi Plaza
Annapolis, Maryland 21401-7478

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2001

       The Annual Meeting of Stockholders of USinternetworking, Inc. (the “Company”) will be held at the Maryland Hall for the Creative Arts, 801 Chase Street, Annapolis, Maryland 21401, on Wednesday, May 23, 2001 at 3:00 p.m. At the meeting, stockholders will consider and vote on the following proposals:

Proposal 1:	The election of Frank A. Adams, Stephen E. McManus, Andrew A. Stern and John H. Wyant as Class II directors for three-year terms expiring at the 2004 annual meeting; and

Proposal 2:	Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2001 fiscal year.

      The stockholders will also transact such other business, if any, which may be properly brought before the annual meeting.

      The board of directors has fixed the close of business on April 2, 2001, as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors,

William T. Price
Vice President, Secretary and
General Counsel

Annapolis, Maryland

April 26, 2001

      FOR DIRECTIONS TO THE MEETING, PLEASE REFER TO THE OUTSIDE BACK COVER OF THIS PROXY STATEMENT.

      PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD (OR FOLLOW THE INSTRUCTIONS ON THE CARD TO VOTE BY TELEPHONE OR VIA THE INTERNET) WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

USinternetworking, Inc.
One USi Plaza
Annapolis, Maryland 21401-7478

PROXY STATEMENT

FOR
ANNUAL MEETING OF STOCKHOLDERS

MAY 23, 2001

ABOUT THE MEETING

What is the purpose of the annual meeting?

      At our annual meeting, stockholders will act upon matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, ratification of the Company’s independent auditors and consideration of any timely presented stockholder proposals. In addition, management will report on the performance of the Company during fiscal 2000 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

      Only stockholders of record at the close of business on April 2, 2001, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote at the meeting all of your shares that you held on the record date or any postponements or adjournments of the meeting.

      We have outstanding one class of common stock: USinternetworking, Inc. common stock, traded on the Nasdaq National Market System under the symbol “USIX.”

What are the voting rights of the holders of USinternetworking common stock?

      Holders of the Company common stock will be entitled to vote on all matters to be acted upon at the annual meeting. Each stockholder entitled to vote at the meeting may cast, in person or by proxy, one vote for each share of the Company common stock held by such stockholder.

Who can attend the meeting?

      All stockholders as of the record date, April 2, 2001, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 2:00 p.m. If you attend, please note that you may be asked to present valid identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

      Please also note that if you hold your shares in “street name” (that is, through a broker or nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the common stock issued and outstanding, and who are entitled to vote as of the record date will constitute a quorum for the transaction of business. As of the record date, 143,969,328 shares of common stock were issued and outstanding. Thus, the presence of the holders of common stock representing at least 71,984,665 votes will be required to establish a quorum.

      Proxies received but marked as abstentions and broker non-votes shall be counted for the purpose of determining the presence or absence of a quorum.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder (that is, you hold your stock in certificate form), and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

      If you are a registered stockholder you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

      If your shares are held in “street name”, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

      The deadline for voting by telephone or electronically is 3:00 p.m. on Tuesday May 22, 2001, one day before the meeting.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company, William T. Price, either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) shares?

      If you participate in the USinternetworking, Inc. 401(k) Profit Sharing Plan, you may vote an amount of shares of common stock equivalent to the interest in the Company common stock credited to your account as of the record date. You may vote by instructing Investors Bank & Trust Co., the trustee of the plan. The trustee will vote your shares in accordance with your duly executed instructions provided that the trustee receives them by May 17, 2001.

What are the Board’s recommendations?

      Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board’s recommendations are set forth with the description of each item in this proxy statement. In summary, the board recommends a vote:

• for election of the nominated slate of directors; and

• for ratification of the appointment of Ernst & Young as independent auditors of the Company to serve for the 2001 fiscal year.

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, at their own discretion.

What vote is required to approve each item?

      All elections of directors shall be determined by a plurality of the votes cast and all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

STOCK OWNERSHIP

How much stock do the Company’s directors, executive officers and principal stockholders own?

      The following table shows the amount of the Company’s common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table below and the directors and officers as a group. Also shown below are the holders of more than 5% of the outstanding shares of Company common stock, based upon the most recent publicly available reports. Except as otherwise indicated, all information regarding our directors and executive officers is as of March 23, 2001. The mailing address for all of the directors, director nominees and named executive officers is c/o USinternetworking, Inc., One USi Plaza, Annapolis, MD 21401-7478.

	Number of	Percentage of
Name and Address of Beneficial Owner	Shares (1)(2)	Shares (1)(2)

Directors and Director Nominees

Frank A. Adams (3)	24,871,946	16.9%

Cathy M. Brienza (4)	—	*

Michael C. Brooks (5)	4,320,376	3.0%

Benjamin Diesbach (6)	189,378	*

William F. Earthman (7)	2,025,026	*

Christopher R. McCleary (8)	9,900,812	6.6%

R. Dean Meiszer (9)	132,205	*

David J. Poulin (10)	25,312	*

John H. Wyant (11)	8,798,155	6.1%

Joseph R. Zell (12)	60,312	*

Named Executive Officers

Andrew A. Stern (13)	4,177,727	2.9%

Harold C. Teubner (14)	987,501	*

Stephen E. McManus	1,128,827	*

Michael S. Harper (15)	438,939	*

Gary J. Rogers (16)	553,282	*

All Directors, Director Nominees and Executive Officers as a Group (18 persons)	58,051,749	36.4%

Other 5% Beneficial Owners:

Grotech Capital Group (17)	24,846,634	16.9%
9690 Deereco Road, Suite 800
Timonium, Maryland 21093

Blue Chip Group (18)	8,772,843	6.1%
c/o Blue Chip Venture Company, Ltd.
2000 PNC Center
201 East Fifth Street
Cincinnati, Ohio 45202

Microsoft Corp. (19)	19,852,942	13.3%
One Microsoft Way Redmond, WA 98052

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except where community property laws apply or as indicated in the footnotes of this table, to our knowledge, each stockholder identified in the table with respect to all shares of common stock shown as beneficially owned by the stockholder. The number of shares beneficially owned by a person includes shares of common stock subject to options and warrants held by that person that are currently exercisable within 60 days of March 23, 2001. Shares issuable pursuant to options and warrants are deemed outstanding for computing the percentage ownership of the person holding the options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)	For purposes of this table, the number of shares of common stock outstanding as of March 23, 2001 is deemed to be 143,958,315.

(3)	Includes 11,966,248 shares of common stock owned by Grotech Partners V, L.P., 4,117,647 shares of common stock owned by Grotech Partners VI L.P., 65,883 shares of common stock owned by Grotech V Maryland Fund L.P. and 5,814,504 shares of common stock owned by Grotech Partners IV, L.P. Mr. Adams is a member of the general partner of Grotech Partners IV L.P., Grotech Partners V, L.P., Grotech V Maryland Fund L.P. and Grotech Partners VI L.P. and, as such, has joint voting and investment power with other members of the general partner. Mr. Adams disclaims beneficial ownership of the shares owned by Grotech Partners IV L.P., Grotech Partners V L.P., Grotech V Maryland Fund L.P. and Grotech Partners VI L.P. Also includes options to purchase 25,312 shares of common stock and warrants to purchase 2,882,352 shares of common stock each exercisable within 60 days of March 23, 2001.

(4)	Ms. Brienza is a member of Waller-Sutton Media, L.L.C., the general partner of Waller-Sutton Media Partners, L.P. Ms. Brienza disclaims beneficial ownership of 2,724,135 shares held by Waller-Sutton Media Partners, L.P. and of options to purchase 16,874 exercisable within 60 days of March 23, 2001.

(5)	Includes 1,564,672 shares of common stock owned by Venrock Associates, 2,047,590 shares of common stock owned by Venrock Associates II, L.P., 197 shares of common stock owned by Venrock Management LLC and 77,264 shares of common stock owned by Mr. Brooks. Mr. Brooks is a general partner of Venrock Associates and Venrock Associates II, L.P., and as such has joint voting and investment power with other general partners. Mr. Brooks disclaims beneficial ownership in the common stock held by Venrock Associates, Venrock Associates II, L.P. and Venrock Management LLC except to the extent of his equity interests in those entities. Also includes options to purchase 25,312 shares of common stock and warrants to purchase 605,341 shares of common stock each exercisable within 60 days of March 23, 2001.

(6)	Includes 143,478 shares of common stock, warrants to purchase 20,558 shares of common stock and options to purchase 25,312 shares of common stock and warrants to purchase 20,588 shares of common stock each exercisable within 60 days of March 23, 2001.

(7)	Includes 1,182,998 shares of common stock owned by Massey Burch Venture Fund SBIC, L.P. and 763,966 shares of common stock owned by Massey Burch Venture Fund I, L.P. Mr. Earthman is a general partner of Massey Burch Capital Corp. which is general partner of both Massey Burch Venture Fund SBIC, L.P. and Massey Burch Venture Fund I, L.P. and, as such, has joint voting and investment power. Mr. Earthman disclaims beneficial ownership in the shares owned by Massey Burch Venture Fund SBIC, L.P. and Massey Burch Venture Fund I, L.P., except to the extent of his interests in the general partnerships of Massey Burch Venture Fund SBIC, L.P. and Massey Burch Venture Fund I, L.P. Also includes options to purchase 25,312 shares of common stock and warrants to purchase 36,160 shares of common stock exercisable within 60 days of March 23, 2001. Also includes 16,590 shares of common stock held by Mr. Earthman. Massey Burch Venture Fund SBIC, L.P. and Massey Burch Venture Fund I, L.P. are part of an affiliated group of investment partnerships and are collectively referred to as the Massey Burch Group.

(8)	Includes 669,640 shares of common stock held by The CRM Childrens’ Trust I, of which Mr. McCleary is grantor, 558,235 shares of common stock held by McCleary Capital Group, LLC, of which Mr. McCleary is the sole member, and options to purchase 6,015,660 shares of common stock and warrants to purchase 205,883 shares of common stock exercisable within 60 days of March 23, 2001.

(9)	Includes 97,250 shares of common stock, warrants to purchase 9,643 shares of common stock and options to purchase 25,312 shares of common stock exercisable within 60 days of March 23, 2001.

(10)	Includes options to purchase 25,312 shares of common stock exercisable within 60 days of March 23, 2001.

(11)	Includes 4,081,917 shares of common stock owned by Blue Chip Capital Fund II Limited Partnership, 2,941,176 shares of common stock owned by Blue Chip Capital Fund III Limited Partnership and 720,338 shares of common stock owned by Miami Valley Venture Fund L.P. Mr. Wyant is a manager of Blue Chip Venture Company, Ltd., which is an affiliate of both Blue Chip Capital Fund II Limited Partnership and Miami Valley Venture Fund L.P. Mr. Wyant disclaims beneficial ownership of the shares owned by Blue Chip Capital Fund II Limited Partnership and Miami Valley Venture Fund L.P. Also includes options to purchase 25,312 shares of common stock and warrants to purchase 1,029,412 shares of common stock each exercisable within 60 days of March 23, 2001.

(12)	Includes options to purchase 16,875 shares of common stock which Mr. Zell received under our option plan and transferred to U S WEST Internet Ventures, Inc., and options held by Mr. Zell to purchase 8,437 shares of common stock.

(13)	Includes options to purchase 2,523,490 shares of common stock and warrants to purchase 102,941 shares of common stock exercisable within 60 days of March 23, 2001.

(14)	Includes options to purchase 664,025 shares of common stock exercisable within 60 days of March 23, 2001.

(15)	Includes options to purchase 278,939 shares of common stock exercisable within 60 days of March 23, 2001.

(16)	Includes options to purchase 469,782 shares of common stock exercisable within 60 days of March 23, 2001.

(17)	Includes 5,814,504 shares of common stock owned by Grotech Partners IV, L.P., 11,966,248 shares of Common Stock owned by Grotech Partners V, L.P., 65,883 shares of common stock owned by Grotech V Maryland Fund L.P. and 4,117,647 shares of common stock owned by Grotech Partners VI, L.P. Grotech Partners IV, L.P., Grotech Partners V, L.P. Grotech V Maryland Fund L.P. and Grotech Partners VI, L.P. are part of an affiliated group of investment partnerships commonly controlled by Grotech Capital Group and are collectively referred to as the Grotech Capital Group. Also includes warrants to purchase 2,882,352 shares of common stock exercisable within 60 days of March 23, 2001.

(18)	Includes 4,081,917 shares of common stock owned by Blue Chip Capital Fund II Limited Partnership, 2,941,176 shares of common stock owned by Blue Chip Capital Fund III Limited Partnership and 720,338 shares of common stock owned by Miami Valley Venture Fund, L.P. Blue Chip Capital Fund II Limited Partnership and Miami Valley Venture Fund, L.P. are part of an affiliated group of investment partnerships commonly controlled by Blue Chip Venture Company and are collectively referred to as the Blue Chip Group. Also includes warrants to purchase 1,029,412 shares of common stock exercisable within 60 days of March 23, 2001.

(19)	Includes warrants to purchase 5,147,059 shares of common stock exercisable within 60 days of March 23, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities (“Reporting Persons”), to file reports of beneficial ownership (Forms 3, 4 and 5) of our equity securities with the Securities and Exchange Commission. Based solely on our review of Forms 3, 4 and 5 and amendments thereto furnished to us, we believe the Reporting Persons of the Company were in compliance with these requirements for fiscal 2000, with the exception of one report covering one transaction not timely reported by each of Lance H. Conklin, Jeffrey L. McKnight and Mary T. Weaver, one report covering two transactions not timely reported by Lance H. Conklin, one report covering three transactions not timely reported by each of Nicholas J. Magliato, Alistair Johnson-Clague and Mark J. McEneaney, one report covering four transactions not timely reported by Christopher R. McCleary, two reports covering two transactions not timely reported by each of Matthew D. Kanter and Harold C. Teubner, Jr., two reports covering four transactions not timely reported by each of Michael S. Harper, Stephen E. McManus, Gary S. Rogers and William T. Price, and two reports covering five transactions not timely reported by Andrew S. Stern. These transactions have now been reported.

ITEM 1 — ELECTION OF CLASS II DIRECTORS

      Our Bylaws provide that the board of directors may set the number of directors at any time and that the number may not be fewer than three. The Board has previously set the number of directors at thirteen. Ray A. Rothrock, who was appointed to the board of directors in June 1998 as a designee of the Venrock Group, will complete his term on May 23, 2001, the date of the Annual Meeting. Mr. Rothrock will not stand for re-election, and upon the completion of his term, the board of directors will reduce the number of directors to twelve in order to eliminate the resulting vacancy.

      Four directors will be elected at the Annual Meeting to serve until the 2004 annual meeting of stockholders. The board of directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of three years or until their successors are duly elected and qualified. Certain biographical information about the director nominees as well as the other directors of the Company is set forth below. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors. The four persons nominated for director receiving the most votes will be elected.

The board of directors recommends that you vote “FOR” each of the persons nominated for director in this proposal.

      The nominees for director are:

Frank A. Adams

      Mr. Adams, 55, was appointed to the board of directors in June 1998 as a designee of the Grotech Capital Group. He is the Managing General Partner of Grotech Capital Group, which he co-founded in August 1984. Mr. Adams served as President of the Mid-Atlantic Venture Association from July 1985 through December 1998 and is currently its Chairman. He has served on the board of directors of a number of technology companies including Thunderbird Technologies, Inc., Interspec, DIGEX and Quality Software Products.

Stephen E. McManus

      Mr. McManus, 51, is a co-founder of USi and has served as a director since April 1998. He served as President of USi until June 1999, at which time he became President of our E-Business Services Unit. Prior to joining USi, Mr. McManus was Director of U.S. Sales for the telecommunications unit of Data General Corporation from January 1998 to March 1998. From June 1995 to December 1997 Mr. McManus served as a Branch Manager for Silicon Graphics. Prior to joining Silicon Graphics, Mr. McManus held several positions at Data General Corporation from June 1988 to May 1995, including District Manager for Distributor Sales, VAR District Manager and Branch Manager.

Andrew A. Stern

      Mr. Stern, 43, has been Chief Executive Officer and a Director since July 2000. Previously, he served as Executive Vice President and Chief Operating Officer, with responsibility for the Company’s Business Units, Sales, and Marketing. He originally joined USi in July 1998 as Executive Vice President and Chief Financial Officer. Prior to joining USi, Mr. Stern held positions at USF&G Corporation, an insurance company, from May 1993 to July 1998, most recently as Executive Vice President, Strategic Planning and Reinsurance Operations. In addition, Mr. Stern was a partner of Booz Allen & Hamilton, an international management and technology consulting firm with whom he was employed from August 1981 to May 1993.

John H. Wyant

      Mr. Wyant, 54, was appointed to the board of directors in June 1998 as a designee of the Blue Chip Group. He is a General Partner and President of Blue Chip Venture Company, which he founded in 1990. Mr. Wyant is a director of Regent Communications, @plan, and several private companies. He previously served as a director of DIGEX.

      The directors continuing in office are:

Cathy M. Brienza

      Ms. Brienza, 52, was appointed to the board of directors in May 1999 as a designee of Waller-Sutton Media Partners, L.P. She is a principal and co-founder of WallerSutton 2000, L.P., and, since July 1997, of Waller-Sutton Media Partners, L.P. Prior to joining Waller-Sutton Media, she was a principal of Sutton Capital Associates, Inc., and its affiliated companies, which engaged in the ownership and operation of cable television and cellular telephone systems.

Michael C. Brooks

      Mr. Brooks, 56, was appointed to the board of directors in December 1998 as a designee of the Whitney Group. He joined Venrock Associates in May 2000 as a General Partner, where he concentrates on information technology, focusing on the Internet. Prior to joining Venrock, Mr. Brooks was a general partner of J. H. Whitney & Co. from 1984. He is also a director of SunGard Data Systems, Inc. and several private companies.

Benjamin Diesbach

      Mr. Diesbach, 54, was appointed to the board of directors in May 1998 as a designee of Mr. McCleary in his role as Chief Executive Officer of USi. He has been President of Midwest Research, Inc., a consulting firm, since he formed it in January 1995. Prior to forming Midwest Research, Mr. Diesbach was Chief Executive Officer of Continental Broadcasting, Ltd., a broadcasting company, from September 1993 to January 1995.

William F. Earthman

      Mr. Earthman, 49, was appointed to the board of directors in June 1998 as a designee of the Massey Burch Group. He has been a Partner of Massey Burch Capital Corporation since January 1994. Prior to becoming a Partner at Massey Burch Capital Corporation, Mr. Earthman served from January 1990 as a Vice President of Massey Burch Investment Group. Prior to Massey Burch, he worked for the investment banks J.C. Bradford & Co. from September 1975 to October 1981, Prudential-Bache Securities from October 1981 to November 1985 and First Nashville Corp. from December 1985 to December 1989. He currently serves on the board of directors of several private companies.

Christopher R. McCleary

      Mr. McCleary, 48, is a co-founder of USi and has served as the Chairman of USi since July 2000. He also served as Chairman and Chief Executive Officer from January 1998 to July 2000. Prior to founding USi, he was the Chairman and Chief Executive Officer of DIGEX, Inc. from January 1996 to December 1997. Prior to serving at DIGEX, Mr. McCleary served as Vice President and General Manager for Satellite Telephone Service at American Mobile Satellite Corporation, a satellite communications company, from October 1990 to January 1996. He currently serves on the board of directors of Carescience, Inc., Internet Cable Corporation, Radware, Inc. and Empower Media, Inc.

R. Dean Meiszer

      Mr. Meiszer, 45, has been a director of USi since it was founded. Currently, Mr. Meiszer is President of Lattice Communications, Ltd., which was formed in January 1999 by the principals and associates of Crisler Company to own, operate, and manage wireless transmission towers and related businesses. Mr. Meiszer has been President and Managing Director of The Crisler Company, a Cincinnati-based investment firm, since May 1989. Prior to Crisler, Mr. Meiszer was Senior Vice President of Society Bank from March 1978 to May 1989.

David J. Poulin

      Mr. Poulin, 42, was appointed to the board of directors in May 1998 as a designee of Mr. McCleary in his role as Chief Executive Officer of USi. He has been the head hockey coach at the University of Notre Dame since May 1995. Prior to joining Notre Dame as hockey coach, Mr. Poulin played in the National Hockey League for 13 years.

Joseph R. Zell

      Mr. Zell, 41, was appointed to the board of directors in July 1998 as a designee of U S WEST, and appointed as an independent outside director in April 2000. He is President and Chief Executive Officer, and a director of Convergent Communications, Inc. From November 1991 to April 2000, he held several positions with the !NTERPRISE Networking division of U S WEST Communications, Inc., including Director of Product Development for !NTERPRISE, Executive Director of Applications Innovation, President of U S WEST’s Wholesale Division and Vice President of Markets and innovation at !NTERPRISE. He was President of the division from March 1997 to April 2000.

How are directors compensated?

      All non-employee directors are reimbursed for travel and other related expenses incurred in attending meetings of the board of directors. In addition, each non-employee director is eligible to receive non-qualified stock option grants under our Stock Option Plan. The shares of common stock purchased pursuant to these non-qualified stock options will be subject to repurchase by us as described in “Stock Option Plan.”

How often did the board meet in 2000?

      The board of directors met eleven times during fiscal 2000. Michael C. Brooks, David J. Poulin and Joseph R. Zell attended less than 75% of the total number of meetings of the board and committees on which they served in 2000.

What committees has the board established?

      The board of directors has standing audit, compensation, executive, nominating and pricing committees.

      Audit Committee. The audit committee was established by the board of directors in June 1998. The audit committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including reviewing our audit policies, overseeing the engagement of our independent auditors, approving certain capital expenditures and developing our financial strategies. In 2000, the audit committee consisted of Ray A. Rothrock (Chairman), whose term as a director expires on May 23, 2001 and Messrs. Meiszer and Poulin. The audit committee met seven times in 2000. The audit committee presently consists of Messrs. Brooks (Chairman), Meiszer and Poulin. All of the past and present members of the audit committee are “independent” as that term is defined under Rule 4200 of Nasdaq’s Marketplace Rules.

      Compensation Committee. The compensation committee was established by the board of directors in June 1998. The committee makes recommendations concerning salaries and incentive compensation of our employees and consultants and administers our stock option plan. In 2000, the compensation committee consisted of Messrs. Adams (Chairman), Brooks, Diesbach and Earthman, and met four times. The compensation committee currently consists of Messrs. Adams (Chairman), Diesbach and Earthman, with Mr. Brooks resigning from the committee to replace Mr. Rothrock as chairman of the audit committee.

      Executive Committee. The executive committee was reconstituted by the board of directors in August 2000 and does not have the powers and authority of the board of directors. The function of the executive committee is to confer with the management of the Company and make recommendations to the board of directors. The executive committee consists of Christopher R. McCleary (Chairman), Cathy M. Brienza, Andrew A. Stern, John H. Wyant and Joseph R. Zell, and met five times in 2000.

      Nominating Committee. The nominating committee was established by the board of directors in January 2001. The committee is responsible for making recommendations to the board of directors regarding the overall size and make-up of the board, and nominees to be approved by the board of directors for election by the stockholders of the Company. The nominating committee presently consists of Joseph R. Zell (Chairman), Cathy M. Brienza, Andrew A. Stern and John H. Wyant. The nominating committee met two times in 2000.

      Pricing Committee. The pricing committee was established by the board of directors in February 1999. The pricing committee meets on the eve of our public and private debt and equity offerings to approve the final pricing of the offerings. The pricing committee presently consists of Messrs. Meiszer (Chairman), Earthman, and Zell, and met three times in 2000.

Certain Relationships and Related Transactions

Amended and Restated Stockholders’ Agreement

      According to the terms of an Amended and Restated Stockholders’ Agreement, the holders of our common stock issued upon conversion of our Series A and Series B Preferred Stock, together referred to as the investors, have rights to register shares of our capital stock. Holders of at least 33% of the registrable securities, as defined in the Stockholders’ Agreement, may require us to effect registration under the Securities Act of their registrable securities, subject to the board of directors’ right to defer the registration for a period of up to 180 days. The investors also have the right to cause us to register their securities on Form S-3 if they propose to register securities having a value of at least $10 million. In addition, if we propose to register securities under the Securities Act, other than registrations on Form S-4 or Form S-8, then any of the investors has a right, subject to quantity limitations we determine, or determined by underwriters if this offering involves an underwriting, to request that we register such holder’s registrable securities. We will bear all registration expenses incurred in connection with registrations. We have agreed to indemnify the investors against liabilities related to the accuracy of the registration statement used in connection with any registration effected pursuant to the foregoing.

iMAP Agreement with MMP, LLC

      USi and MMP, LLC entered into an agreement in March 1999 in which MMP, LLC became an iMAP customer of USi. The agreement expires in three years unless terminated earlier in a manner consistent with the agreement or unless extended by mutual written agreement. MMP, LLC has agreed to pay USi a total of $48,400 in thirty-six equal monthly installments. The agreement contains standard warranty, limitation of liability and indemnity provisions. Christopher R. McCleary is a member and officer of MMP, LLC.

Loans from USi to Christopher R. McCleary

      During the third quarter of 2000, we loaned Christopher R. McCleary $4.25 million pursuant to a secured, full recourse note bearing interest at 9% per annum, payable on ninety days demand. The purpose of the loan was to finance the consolidation and payment of two prior loans the company made to Mr. McCleary in 1999 totaling $4.15 million plus interest. The purposes of the prior loans were to finance Mr. McCleary’s exercise of an option to purchase 843,750 shares of our common stock, and tax liability resulting from the exercise of his option described above.

Loan from USi to Mark J. McEneaney

      During the fourth quarter of 2000, we loaned Mark J. McEneaney $75,000 pursuant to a secured, full recourse note bearing interest at 9% per annum, payable upon the earlier of: 1) September 24, 2002; 2) Mr. McEneaney’s termination of employment with the Company for any reason; or 3) Mr. McEneaney’s sale, singularly or in the aggregate of $75,000 worth of the Company’s stock. The purpose of the loan was to finance the tax liability arising from Mr. McEneaney’s exercise of his option to purchase the Company’s stock.

Loan from USi to Jeffery L. McKnight

      During the third quarter of 2000, we loaned Jeffery L. McKnight, our then Executive Vice President of Operations and Client Services, $300,000 pursuant to a secured, full-recourse note bearing interest at 9% per annum. The purpose of the loan was to finance the purchase of Mr. McKnight’s home in Annapolis, MD. As amended, the payment date under the Note is the earlier of: 1) July 5, 2002; 2) Mr. McKnight’s sale of more than $50,000 worth of the Company’s stock; or 3) ten days after the thirtieth consecutive calendar day that the average closing prices of the Company’s stock, as reported on NASDAQ, is equal to or greater than $10.00 per share, adjusted for splits.

Loan from USi to Alistair Johnson-Clague

      During the second quarter of 2000, we loaned Alistair Johnson-Clague, our then President and General Manager of the Siebel Business Unit, $500,000 pursuant to a secured, full recourse note bearing interest at 9% per annum. In the fourth quarter of 2000, the loan was paid down by Mr. Johnson-Clague from $500,000 to $356,384. The purpose of the loan was to finance the purchase of Mr. Johnson-Clague’s home in Annapolis, MD. As amended, the balance of the note is payable in full upon the earlier of: 1) June 30, 2002; 2) the thirtieth consecutive calendar day that the average closing prices of the Company’s stock, as reported on NASDAQ, is equal to or greater than $10.00 per share, adjusted for splits; or 3) the date Mr. Johnson-Clague commences work for a competitor of the Company.

Report Of The Audit Committee

      The following Report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      During fiscal 1999, the audit committee of the board of directors developed a charter, which was based upon the recommendations from the NYSE and NASD’s February 1999 Blue Ribbon Committee report on improving the effectiveness of corporate audit committees. The charter was approved by the full board of directors of the Company on February 2, 2000. The complete text of the charter, which reflects standards set forth in the new paragraph (e)(3) under Item 7 of Schedule 14A under the Securities and Exchange Act of 1934, is reproduced in its entirety in Appendix A to this proxy statement.

      As set forth in more detail in the attached charter, the audit committee’s primary responsibilities fall into three broad categories:

•	The committee is responsible for monitoring the preparation of the Company’s 10-Q and 10-K financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about financial statements, key accounting and reporting matters and the issuance of finance related Company press releases. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control.

•	The committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter and communications provided to the Company by the outside auditors pursuant to Independence Standards Board Standard No. 1 and Statement on Auditing Standards No. 61; and

•	The committee oversees management’s implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interest; and review of the activities and recommendations of the Company’s outside auditors and internal auditing program.

      To carry out its responsibilities, the committee met seven times during fiscal 2000. At each of its meetings, the committee met with both senior members of the Company’s management team and the Company’s independent auditors, Ernst & Young LLP, to discuss and review all financial statements, including the audited financial statements in the Annual Report, prior to their issuance and to discuss significant accounting issues. Management of the Company advised the committee that all financial statements were prepared in accordance with generally accepted accounting principles, and at each meeting the committee met privately with the independent auditors to review the statements and discuss audit and accounting matters. The committee’s review included discussion with the independent auditors of the requisite matters spelled out in Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to quality, not just the acceptability, of the Company’s accounting principles.

      The committee also received from Ernst & Young its annual written report on its independence from the Company and its management as required under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee has discussed with the independent auditors their independence from management and the Company, and considered the compatibility of non-audit services with the auditors’ independence. In conjunction with the report and discussions, the committee determined that the provision of other non-audit services provided by Ernst & Young to the Company during 2000 did not interfere with Ernst & Young’s independence as outside auditor.

      In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements. In reliance on these reviews and discussions with management, and the report of the independent auditors, the Audit Committee has recommended to the board of directors that the board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Michael C. Brooks, Chairman
R. Dean Meiszer
David J. Poulin

Executive Compensation

Report of the Compensation Committee

      The following Report of the compensation committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

What is the Company’s philosophy of compensation for its executive officers and employees?

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2000.

      Our compensation program is designed to motivate and reward our executive officers and other personnel responsible for attaining financial, operational and strategic objectives that will contribute to the overall goal of enhancing stockholder value. In administering the program, the compensation committee assesses the objectives of our business and our employees’ performance relative to those objectives. Our compensation program generally provides incentives to achieve annual and longer term objectives. The principal elements of the compensation plan include:

•	base salary,

•	bonus awards in the form of cash, restricted stock or stock options, and

•	stock awards in the form of grants of stock options, restricted common stock and other stock-related benefits.

      Compensation packages are a combination of these elements, and are designed to provide competitive pay, reward the achievement of financial, operational and strategic objectives. They align the interests of our executive officers and other high level personnel and employees with those of our stockholders.

      Base salary. Base salaries for the Company’s executive officers (other than the Chief Executive Officer), as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer, and take into account such factors as competitive industry salaries, a subjective assessment of the nature of the position, and the contribution and experience of the officer and the length of the officer’s service to the Company. For fiscal 2000, under Mr. Stern’s direction, Chairman Adams reviewed all salary and bonus recommendations with the Compensation committee. All of the recommendations are subject to the approval, modification or disapproval by the compensation committee.

      Bonuses. All of our full-time employees, including executive officers (to the extent they are not already entitled to receive a bonus under their respective employment agreements), are eligible to receive bonuses subject to satisfaction of specified performance criteria. Messrs. Stern and McManus and Ms. Weaver also received discretionary bonuses determined by the compensation committee. Pursuant to the terms of these discretionary bonus awards, each officer elected to receive, in lieu of the specified cash amount, the Company’s common stock at a purchase price of par value, $.001 per share, for a number of shares with a fair market value equal to one and one-half times the executives’ specified cash bonus amount as of February 16, 2001. See “Executive Compensation — Summary Compensation Table.”’ In determining the level of bonus paid to Mr. Stern in 2000, the compensation committee, in addition to consideration of Mr. Stern’s individual performance, took particular note of the Company’s overall increase in revenue, and successful equity and debt financings, as well as the Company’s continued reductions in EBITDA loss and capital expenditures.

      Stock Awards. To promote our long-term objectives, stock awards are made to directors, officers and employees pursuant to the Company’s Amended and Restated 1998 Stock Option Plan, in the form of nonqualified stock options, restricted stock and stock awards.

      The compensation committee has discretion to determine which employees and consultants will be granted stock awards. The full board of directors conducts the administration of the option plan with respect to options granted to independent directors, and the compensation committee conducts the administration of the option plan with respect to options granted to officers subject to section 16 of the Exchange Act. The compensation committee, or the board of directors, as applicable, also has discretion to make adjustments to options in the event of a change in control or other corporate event including, without limitation, the discretion to accelerate the vesting of options or waive our repurchase right. Options currently outstanding generally vest either: 1) immediately upon the date of grant and are thereafter subject to the Company’s right to repurchase them at the option exercise price upon the termination of the holder’s employment or business relationship with the Company, with the repurchase right lapsing with respect to one-third of the shares on the first anniversary of the date of grant and in eight equal quarterly installments thereafter; or 2) in three or four years with one-third of the option vesting upon the first year anniversary of the grant and the balance vesting in equal installments each quarter thereafter.

      Restricted stock awards consist of a specified number of shares of our common stock with an appropriate restrictive legend affixed thereto. Shares of restricted stock may not be sold or otherwise transferred until ownership vests in the recipient, at the time and in the manner specified by the compensation committee at the time of the award. Since the stock options and restricted stock awards vest (or are subject to repurchase by the Company) over time and may grow in value, these components of our compensation plan are designed to reward performance over a sustained period and to enhance stockholder value through the achievement of corporate objectives. We intend these awards to strengthen the focus of our directors, officers and employees on performing their duties from the perspective of our stockholders. In selecting recipients and the size of grants, the compensation committee considers various factors such as the performance potential of the recipient, the salary of the recipient and competitive factors affecting our ability to attract and retain employees, prior grants, a comparison of awards made to officers in comparable positions at similar companies and the performance of our business.

How is the Company’s Chief Executive Officer compensated?

      As Chief Executive Officer, Mr. Stern is paid pursuant to an employment agreement entered into in July of 2000. Mr. Stern’s employment agreement was considered and approved by the compensation committee, with Mr. Stern not participating in the approval process. The agreement extends through July, 2003, subject to earlier termination under certain circumstances. The agreement provides for an annual base salary of $325,000. In addition, the agreement provides that Mr. Stern will be eligible for an annual bonus, to be determined in the discretion of the compensation committee. For fiscal 2000, Mr. Stern’s bonus was in the form of the Company’s common stock in lieu of a specified cash amount, with the stock having a fair market value equal to one and one-half times the specified cash bonus amount as of February 16, 2001. Mr. Stern also receives under his agreement non-qualified stock options, the majority of which will vest in an accelerated fashion upon the Company’s achievement of certain financial and stock price milestones. Under his agreement, Mr. Stern cannot sell the Company’s common stock until July of 2001, with certain limited exceptions.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

      Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), imposes limitations upon the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the Company’s other four most highly compensated executive officers. Under these limitations, we may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such officer does not exceed $1,000,000 or meet certain specified conditions (such as certain performance-based compensation that has been approved by our stockholders).

      Based on our current compensation plans and policies and regulations interpreting the Internal Revenue Code, we believe that, for the near future, there is not a significant risk that we will lose any significant tax deduction for executive compensation. We have attempted to structure some of our compensation plans and policies so that compensation payable under these plans will not be subject to the deduction limitation contained in Section 162(m). See “Incentive Bonus Plan.” Our compensation plans and policies will be modified to ensure full deductibility of executive compensation if we and our compensation committee determine that such an action is in the best interests of our shareholders.

Respectfully submitted,
Frank A. Adams, Chairman
Benjamin Diesbach
William F. Earthman

Compensation Committee Interlocks and Insider Participation

      Before June 1998, we had no separate compensation or stock option committee or other board committee performing equivalent functions, and these functions were performed by our board of directors. Both Messrs. McCleary and McManus were members of the board of directors during that period. In June 1998, we established Compensation and Audit committees of our board of directors. None of the members of the compensation committee or audit committee is or has been an officer or employee of the Company.

Employment Agreements

      We have entered into the following employment agreements with our executive officers.

Officer	Term	Salary	Position

Andrew A. Stern	July 2000-July 2003	$325,000	Chief Executive Officer

Harold C. Teubner, Jr.	September 1999-September 2002	$275,000	Executive Vice President and Chief Operating Officer

Gary J. Rogers	September 1999-September 2002	$250,000	Senior Vice President, Worldwide Marketing and Sales

Mark J. McEneaney	September 1999-September 2002	$210,000	Senior Vice President and Chief Financial Officer

Stephen E. McManus	April 1998-June 2003	$250,000	President, E-Business Services Unit

Michael S. Harper	September 1999-September 2002	$250,000	President and General Manager of Enterprise Application Business Unit

William T. Price	September 1999-September 2002	$145,000	Vice President, Secretary and General Counsel

      Mr. Stern’s agreement also calls for:

•	a bonus to be determined in the discretion of the compensation committee of 100% and a maximum of 200% of his annual base salary;

•	stock option grants, the majority of which vest in an accelerated fashion upon the Company’s achievement of certain financial and stock price milestones;

•	the payment of his full salary and benefits for the lesser of one year or the term of his agreement and acceleration of his options if he terminates the agreement because:

—	we materially breach the agreement;

—	there is a material adverse change in his job responsibilities, duties, function or reporting relationships; or

—	he is required to travel more than 50 miles to a relocated office.

•	the payment of his bonus after the agreement is terminated for the reasons described above if the amount had already been determined by the compensation committee.

      All of the executive officers’ agreements generally provide for:

•	No obligation to pay salary after a termination for cause due to:

—	a breach of the agreement by the officer;

—	engaging in illegal or immoral practices or activities which can reasonably be expected to be materially detrimental to our reputation;

—	being dishonest, disloyal, or fraudulent in performing his duties;

—	willful misconduct or dereliction of his duties; or

—	in the case of Mr. Stern, Mr. Teubner, and Mr. McManus, substantial failure to perform his duties;

      Mr. McManus’ agreement also provides for:

•	the right to purchase an additional 843,750 shares with our right to repurchase 437,500 shares of stock for $100 if he is terminated for cause or if he terminates the agreement on or before June 30, 2001; and

•	a grant of 100,000 shares of restricted stock, par value $0.001 per share, one third of which will vest on December 31, 2001, with the balance vesting in equal one-twelfth increments for each successive quarter thereafter that Mr. McManus is employed by the Company.

      If Mr. Rogers is terminated without cause, we must pay him an amount equal to his annual base salary until the end of the term or for twelve months, whichever is greater, accelerate all unvested stock options and pay any sales commissions or bonuses owed.

      Mr. Rogers’ agreement also provides for:

•	the grant of an option to purchase 225,000 shares of our common stock under our stock option plan; and

•	the grant of 40,500 shares of common stock, half of which vests immediately upon the execution of the agreement and the balance vests upon the first anniversary of Mr. Rogers’ employment.

      Mr. Teubner’s agreement provides for:

•	the grant of an option to purchase 675,000 shares of our common stock under our stock option plan; and

•	the termination of our right to repurchase his shares under the option plan upon termination of his employment without cause.

      Mr. Harper’s agreement also provides for:

•	a discretionary bonus of 50% to 100% of his annual base salary;

•	the grant of an option to purchase 140,625 shares of common stock at a strike price of $2.67 per share; and

•	the grant of an incentive stock option to purchase 50,625 shares of common stock at a price of $9.11 per share.

      Mr. McEneaney’s agreement also provides for:

•	a discretionary bonus of 50% of his annual salary; and

•	a grant of an incentive stock option to purchase 112,500 shares of common stock at a price of $9.11 per share.

      Mr. Price’s agreement also provides for:

•	a discretionary bonus of 35% of his annual salary; and

•	a grant of an incentive stock option to purchase 56,250 shares of common stock at a price of $9.11 per share.

      Some of the agreements provide for the acceleration of options or the termination of our right to repurchase shares held by the officers upon a change in control of the company. All of the agreements provide for review of the salary and bonus terms by our compensation committee.

Executive Compensation Summary Table

      The following table provides summary information concerning compensation that the Company paid to or accrued on behalf of our “Named Executive Officers”, which are our Chief Executive Officer and each of the four most highly compensated executive officers of the Company (other than the Chief Executive Officer)

who earned more than $100,000 in salary and bonus, for all services rendered in all capacities during the fiscal year ended December 31, 2000. The aggregate amount of perquisites and other personal benefits, securities or property received by each of the Named Executive Officers was less than $50,000 or 10% of the total annual salary and bonus reported for that Named Executive Officer:

EXECUTIVE COMPENSATION SUMMARY TABLE

				Long Term
				Compensation

		Annual	Compensation	Number of
	Fiscal			Number of		Restricted
Name and Principal Position	Year	Salary	Bonus	Options Granted		Shares Granted

Andrew A. Stern	2000	$276,995	(a)	1,762,000		91,766	(a)
Chief Executive Officer	1999	175,000	(b)	11,490	(b)	—
And Director	1998	78,076	75,000	—		—

Harold C. Teubner	2000	259,379	105,209	375,000	(c)	187,500
Executive Vice President	1999	41,072	—	675,000		—
and Chief Operating	1998	—	—	—		—
Officer

Stephen E. McManus	2000	218,334	(d)	110,000	(d)	91,928	(d)
President E-Business	1999	175,000	(e)	7,222	(e)	—
Services Unit	1998	131,250	75,000	—		—

Michael S. Harper	2000	210,304	105,209	113,939		25,000
President and General
Manager of Enterprise	1999	172,309	(f)	54,564	(f)	—
Application Business	1998	168,236	36,975	174,375		—
Unit

Gary J. Rogers	2000	225,000	102,000	234,500		50,000
Senior Vice President,	1999	230,432	(g)	228,282	(g)	—
Worldwide Marketing	1998	—	—	—		—
and Sales

(a)	Includes 91,766 shares of common stock at par value, $.001 per share, having a fair market value of $243,750 as of February 16, 2001, which the officer elected pursuant to the terms of the bonus award to receive in lieu of a cash bonus.

(b)	Represents options to purchase 11,490 shares at par value $.001 per share, having a fair market value of $481,623 as of March 20, 2000, which the officer elected pursuant to the terms of the bonus award to receive in lieu of a cash bonus.

(c)	Represents options to purchase 375,000 shares at an exercise price of $30.46 per share, which the officer converted to 187,500 shares of restricted stock pursuant to a cashless exercise on November 1, 2000.

(d)	Includes 29,700 shares of common stock at par value, $.001 per share, having a fair market value of $78,906 as of February 16, 2001, which the officer elected pursuant to the terms of the bonus award to receive in lieu of a cash bonus.

(e)	Represents options to purchase 7,222 shares at par value $.001 per share, having a fair market value of $302,722 as of March 20, 2000, which the officer elected pursuant to the terms of the bonus award to receive in lieu of a cash bonus.

(f)	Represents options to purchase 3,939 shares at par value $.001 per share, having a fair market value of $165,111 as of March 20, 2000, which the officer elected pursuant to the terms of the bonus award to receive in lieu of a cash bonus.

(g)	Represents options to purchase 3,282 shares at par value $.001 per share, having a fair market value of $137,572 as of March 20, 2000, which the officer elected pursuant to the terms of the bonus award to receive in lieu of a cash bonus.

Stock Option Tables

      The following table contains information concerning the restricted stock and stock option grants made to each of the Named Executive Officers during the fiscal year ended December 31, 2000:

•	The options described in the table below vest over a period of three to five years and expire either five or ten years after the date of grant.

•	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants. The potential realizable value is calculated by assuming that the fair market value of the common stock on the date of grant of the options appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day at the appreciated price.

OPTION GRANTS DURING FISCAL 2000

		% of Total			Potential Realizable
		Stock			Value at Assumed
		Options			Annual Rates of Stock
	Number of	Granted to	Exercise		Price Appreciation
	Options	Employees in	Price Per	Expiration	for Option Term
Name	Granted	2000	Share	Date	5%	10%

Andrew A. Stern	11,490	*	$.001	1/9/10	570,089	907,772

Andrew A. Stern	750,000	3.4	30.46	1/9/10	1,221,671	1,945,307

Andrew A. Stern	1,750,000	7.9	19.31	7/20/10	2,850,566	4,539,049

Harold C. Teubner	—	—	—	—	—	—

Stephen E. McManus	—	—	—	—	—	—

Michael S. Harper	3,939	*	.001	1/9/10	195,438	311,202

Michael S. Harper	50,000	0.2	6.50	9/26/10	81,445	129,687

Gary S. Rogers	3,282	*	.001	1/9/10	162,840	259,296

Gary S. Rogers	60,000	0.3	30.46	1/9/10	97,734	155,625

Gary S. Rogers	174,500	0.8	6.50	9/26/10	284,242	452,608

*  Less than 0.1%

Option Exercises and Values for Fiscal 2000

      The table below sets forth the following information concerning each option exercise by the Named Executive Officers in fiscal 2000 and option holdings through December 31, 2000 by the Named Executive Officers who held options at the end of fiscal 2000:

•	The number of shares of Company common stock acquired upon exercise of options during fiscal 2000;

•	The aggregate dollar value realized upon the exercise of those options;

•	The total number of exercisable and non-exercisable stock options held at December 31, 2000; and

•	The aggregate dollar value of in-the-money exercisable options at December 31, 2000.

FISCAL YEAR-END OPTION VALUES

			Number of Shares of Common
	Shares		Stock Underling Options at		Value of Non-exercised In-
	Acquired on	Value	Year End		the-Money Options Year End
Name	Exercise	Realized	Exercisable	Non-exercised	Exercisable		Non-exercisable

Andrew A. Stern	—	—	2,523,490	—	$57,439	(1)	—

Harold C. Teubner	10,975	$259,449 (2)	664,025	—	—		—

Michael S. Harper	—	—	278,939	—	19,691	(1)	—

Gary S. Rogers	—	—	462,782	—	16,407	(1)	—

(1)	Fair market value is based on the last reported sale price of the common stock on December 29, 2000 of $5.00 per share.

(2)	Fair market value is based on the last reported sale price of the common stock on April 6, 2000, the date Mr. Teubner exercised his shares, of $32.75 per share.

Stock Option Plan

      Our 1998 Stock Option Plan, approved by the board of directors in July 1998 and as amended and restated as of March 27, 2000, provides for the issuance of up to 34,160,063 shares of common stock pursuant to the grant of stock options, which may be either nonqualified stock options or incentive stock options, as defined in our option plan, and restricted stock awards to employees and consultants and the grant of nonqualified stock options to independent directors. As of December 31, 2000, after giving effect to our stock split, options to purchase 21,472,439 shares of common stock were outstanding, each with a weighted average exercise price of $17.38 per share and 6,039,403 shares were available for future grant. Options currently outstanding generally vest either: 1)  immediately upon the date of grant and are thereafter subject to the Company’s right to repurchase them at the option exercise price upon the termination of the holder’s employment or business relationship with the Company, with the repurchase right lapsing with respect to one-third of the shares on the first anniversary of the date of grant and in eight equal quarterly installments thereafter; or 2) in three or four years with one-third or one-quarter of the option vesting upon the first year anniversary of the grant and the balance vesting in equal installments each quarter thereafter.

      The compensation committee appointed to administer our option plan has discretion to determine which employees and consultants will be granted stock options or restricted stock awards, the number of shares to be subject to such options or restricted stock awards, and the terms and conditions of such options or restricted stock awards. The full board of directors conducts the administration of the option plan with respect to options granted to independent directors or to officers subject to section 16 of the Exchange Act. The compensation committee, or the board of directors, as applicable, also has discretion to make adjustments to options in the event of a change in control or other corporate event including, without limitation, the discretion to accelerate the vesting of options or waive our repurchase right. The Amended and Restated 1998 Stock Option Plan was approved by our stockholders on April 18, 2000.

Board Approved Stock Option Plan

      Upon the recommendation of the compensation committee, the board of directors approved in October of 2000 a “Board Approved” Stock Option Plan with an initial pool of five million shares of our common stock.

      The Board Approved Stock Option Plan is administered by the board of directors or the compensation committee and provides for grants of non-qualified stock options to consultants, new hires who will join the company as executive officers and employees who are not executive officers.

      The vesting and exercise price of the options are determined by the compensation committee with the exercise price never being less than par value ($0.001 per share).

      The Board Approved Stock Option Plan does not provide for grants of “incentive stock options” within the meaning of Internal Revenue Code Section 422, and it does not require shareholder approval under NASD Rules or Internal Revenue Code Section 162(m).

Employee Stock Purchase Plan

      Our board of directors has adopted the 2000 Employee Stock Purchase Plan, or the Purchase Plan. The Purchase Plan is intended to be an “employee stock purchase plan” as described in Section 423 of the Code. The Purchase Plan is administered by the compensation committee of our board of directors. A total of 2,250,000 shares of our common stock are reserved and available for purchase under the Purchase Plan, subject to antidilution and other adjustment provisions.

      The Purchase Plan permits eligible employee participants to purchase our common stock through payroll deductions at a price per share which is equal to the lesser of eighty-five percent (85%) of the fair market value of the common stock on the first or the last day of an offering period. The Purchase Plan provides for two offering periods each calendar year. The first is March 1 through August 31 (although the initial offering period ran from March 15, 2000 to August 31, 2000) and the second is September 1 through February 28 (or, each leap year, February 29). On the last day of each offering period, each participant’s accrued payroll deductions are automatically applied to the purchase of common stock.

      Employees eligible to participate in the Purchase Plan consist of all persons employed for at least 90 days by us or by certain of our subsidiaries described in the Purchase Plan, except that the Purchase Plan excludes from participation any employee whose customary employment is for less than 20 hours per week or for not more than 5 months during a calendar year and any employee who owns stock representing 5% or more of the total combined voting power or value of all classes of our stock or the stock of our subsidiaries. No participant may purchase shares of common stock in any calendar year under the Purchase Plan with an aggregate fair market value (generally determined as of the beginning of the plan year) in excess of $25,000. The Purchase Plan was approved by our stockholders on April 18, 2000.

401(k) Plan

      In 1998, we adopted a 401(k) plan covering substantially all of our employees. Under the plan, eligible employees may elect to reduce their current compensation and have the amount of the reduction contributed to the plan on the employee’s behalf as salary deferral contributions. Beginning as of June 30 1999, we have made matching contributions to the plan on behalf of our employees in the amounts equal to 50 percent of the first six percent of an employee’s earnings contributed to the plan. Matching contributions are in the form of our common stock and not in cash. All contributions to the plan by or on behalf of employees are subject to aggregate annual limits prescribed by the Internal Revenue Code.

Incentive Bonus Plan

      The compensation committee of our board of directors has adopted the Senior Executive Incentive Bonus Plan, or the Incentive Plan. The Incentive Plan is a performance-based incentive bonus plan under which our designated executive officers are eligible to receive bonus payments. The Incentive Plan is intended to provide an incentive for superior work and to motivate covered executive officers toward even higher achievement and business results, to tie their and interests to those of the Company and our stockholders and to enable us to attract and retain highly qualified senior executives. The Incentive Plan has been adopted and approved by our stockholders so that bonuses payable to our senior executives are fully deductible for federal income tax purposes.

PERFORMANCE GRAPH

      The following graph compares the change in the cumulative total stockholder return on our common stock during the period from our initial public offering on April 8, 1999 through December 31, 2000, with cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Computer and Data Processing Services Index. These Nasdaq indices are computed by the Center for Research in Securities Prices. The comparison assumes $100 was invested on April 8, 1999 in our common stock at the initial offering price ($9.33 per share, as adjusted for each of our stock splits) and in each of the foregoing indices and assumes reinvestment of dividends, if any.

Comparison of Cumulative Total Return of USinternetworking, Inc., the Nasdaq Stock Market Index and the Nasdaq Computer and Data Processing Services Index

			Nasdaq Computer
	Usinternetworking Inc.	Nasdaq National	and Data Processing
	Common Stock (USIX)	Stock Market	Services Index

April 9, 1999	$100.00	$100.00	$100.00
December 31, 1999	$499.11	$158.95	$175.39
December 31, 2000	$53.57	$96.50	$80.71

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The board of directors, upon recommendation of the audit committee, has appointed the accounting firm of Ernst & Young LLP to serve as the independent auditors for the Company for the 2001 fiscal year, subject to ratification by the Company’s stockholders. Ernst & Young LLP is considered by the Company’s management to be well qualified.

      Audit Fees. Fees to Ernst & Young LLP were $265,281 for professional services rendered in connection with the audit of our consolidated financial statements and the review of our consolidated financial statements included in our quarterly reports filed with the Securities and Exchange Commission for the 2000 fiscal year.

      Financial Information Systems Design and Implementation Fees. For the 2000 fiscal year, Ernst & Young LLP did not provide us with any professional services for financial information systems design and implementation.

      All Other Fees. For the 2000 fiscal year, fees to Ernst & Young LLP were $817,827 for all other professional services rendered to the Company, of which $207,464 was for matters related to registration statements filed with the Securities and Exchange Commission, $312,126 was for tax and accounting research, tax planning and compliance matters, and $169,104 was for information systems security evaluation services.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

      The favorable vote of at least a majority of the shares of Company common stock present in person or by proxy and voting at a meeting at which a quorum is present is required for ratification of the appointment of independent auditors.

The board of directors recommends that you vote “FOR” ratification of

Ernst & Young LLP as independent auditors

OTHER MATTERS

      We do not know of any other matters to be presented at the Annual Meeting other than those discussed in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, your proxies will be able to vote those matters at their discretion.

      Stockholder Proposals for the 2002 Annual Meeting. Stockholder proposals for inclusion in the proxy statement for the 2002 Annual Meeting must be received by us no later than November 20, 2001. To be considered for inclusion in our proxy statement for that meeting, stockholder proposals must be in compliance with Rule 14a-8 under the Exchange Act and our Amended and Restated Bylaws and must be submitted in writing. Any such stockholder proposals must be mailed to USinternetworking, Inc., Attention: Corporate Secretary, One USi Plaza, Annapolis, Maryland 21401-7478.

      Proxy Solicitation Costs. Our board of directors has sent you this Proxy Statement to solicit your vote at the Annual Meeting (including any adjournment or postponement of the Annual Meeting). The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to mailing this Proxy Statement to you, we have hired American Stock and Transfer Company to be our proxy solicitation agent for a fee of approximately $15,000 plus expenses. We also may make additional solicitations by telephone, facsimile or other forms of communication. Brokers, banks and other nominees who hold our stock for other beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners. This Proxy Statement is first being mailed to stockholders on or about April 27, 2001.

      Annual Report. A copy of our 2000 Annual Report on Form 10-K is being mailed to stockholders together with this Proxy Statement. Any stockholder who desires a copy of our Annual Report may obtain one without charge by addressing a request to Investor Relations at the above address.

By Order of the Board of Directors,

William T. Price
Vice President, Secretary
and General Counsel

ANNUAL MEETING OF STOCKHOLDERS

OF USINTERNETWORKING, INC.

      The 2001 Annual Meeting of Stockholders of USinternetworking, Inc. will be held on Wednesday, May 23, 2001 at Maryland Hall for the Creative Arts, 801 Chase Street, Annapolis, Maryland 21401. The meeting will begin at 3:00 p.m. Doors to the meeting will open at 2:00 p.m.

USinternetworking, Inc.

One USi Plaza
Annapolis, Maryland 21401-7478
(410) 897-4400

Appendix A

USINTERNETWORKING, INC. AUDIT COMMITTEE CHARTER

Organization

      The USinternetworking, Inc. (the “Company”) Audit Committee of the Board of Directors (the “Audit Committee”) shall be comprised of at least three directors who are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

Statement of Policy

      The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the company.

Responsibilities

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the Audit Committee will:

•	Obtain the full Board of Directors’ approval of this Charter and review and reassess this Charter every three years, or more frequently as conditions dictate.

•	Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders’ representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor’s compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

•	Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

•	Review the following with management and the independent auditors:

—	Financial statements contained in the annual report to shareholders to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

A-1

—	The results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors.

—	Their judgments about the quality of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates.

•	Provide sufficient opportunity for independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the company’s financial, accounting, and the cooperation that the independent auditors received during the course of audit.

•	Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other Directors’ questions (alternatively, the other Directors, particularly the other independent Directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

•	On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

A-2

DIRECTIONS TO

Maryland Hall for the Creative Arts
801 Chase Street
Annapolis, Maryland 21401

From Washington DC:

Route 50 East, exit Rowe Blvd, turn right at the end of the exit ramp. At the second light, turn right on Taylor Ave. Take Taylor Ave until its end at the traffic circle. Go  1/3 of the way around the circle, and turn right on Spa Road, then take the first left on Greenfield Street. Maryland Hall is directly ahead of you. You will be approaching from the side of the building. Parking is available on either side of Greenfield Street, and to the rear of the building.

From Baltimore:

I-97 south to Route 50 East. Exit at Rowe Blvd, turn right at the end of the exit ramp. At the second light, turn right on Taylor Ave. Take Taylor Ave until its end at the traffic circle. Go  1/3 of the way around the circle, and turn right on Spa Road, then take the first left on Greenfield Street. Maryland Hall is directly ahead of you. You will be approaching from the side of the building. Parking is available on either side of Greenfield Street, and to the rear of the building.

From the Eastern Shore:

Route 50 West, exit Rowe Blvd towards Annapolis. At the third light, turn right on to Taylor Ave. Take Taylor Ave until its end at the traffic circle. Go  1/3 of the way around the circle, and turn right on Spa Road, then take the first left on Greenfield Street. Maryland Hall is directly ahead of you. You will be approaching from the side of the building. Parking is available on either side of Greenfield Street, and to the rear of the building.

PROXY	USinternetworking, Inc.	PROXY
One USi Plaza, Annapolis, Maryland, 21401-7478

This Proxy is Solicited on Behalf of the Board of Directors
of USinternetworking, Inc.
for the Annual Meeting of Stockholders to be held Wednesday, May 23, 2001

This undersigned holder of Common Stock, par value $.001 per share, of USinternetworking, Inc. (the “Company”) hereby appoints Mark J. McEneaney and Harold C. Teubner, Jr. or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 23, 2001 at 3:00 p.m. local time, at the Maryland Hall for the Creative Arts, Annapolis, Maryland, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the proposals and in the discretion of the proxies as to any other matters that may properly come before the meeting. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, and 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)

USinternetworking, Inc.

      1.  Election of Class II Directors

[     ] FOR                    [                                                            ] WITHHOLD AUTHORITY

to vote for all nominees listed below

Nominees: Frank A. Adams, Stephen E. McManus, Andrew A. Stern and John H. Wyant.

(INSTRUCTIONS: to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

      Exceptions:

2.	Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year 2001.

[     ] FOR     [     ] AGAINST     [     ] ABSTAIN

6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The proposals are fully explained in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement.

Signature:                                   Signature (if held jointly):                                   Date:

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.